RELEASE AGREEMENT PURSUANT TO
EMPLOYMENT AGREEMENT

This Agreement (this “Agreement”) is made this 28th day of June, 2006, by WORLD AIR HOLDINGS, INC. (the “Employer”) and Gilberto M. Duarte, Jr. (the “Employee”).

Introduction

WHEREAS, Employee and the Employer entered into a Second Amended and Restated Employment Agreement dated May 6, 2004 (the “Employment Agreement”); and

WHEREAS, the parties agree that it is in their mutual best interest to end our employment relationship effective as of June 8, 2006 (the “Termination Date”).

NOW, THEREFORE, the parties agree as follows:

1.	Employee has been offered twenty-one (21) days from receipt of this Agreement within which to consider this Agreement. The effective date of this Agreement shall be the date eight (8) days after the date on which Employee signs this Agreement (“the Effective Date”). For a period of seven (7) days following Employee’s execution of this Agreement, Employee may revoke this Agreement, and this Agreement shall not become effective or enforceable until such seven (7) day period has expired. Employee must communicate the desire to revoke this Agreement in writing. Employee understands that he or she may sign the Agreement at any time before the expiration of the twenty-one (21) day review period. To the degree Employee chooses not to wait twenty-one (21) days to execute this Agreement, it is because Employee freely and unilaterally chooses to execute this Agreement before that time. Employee’s signing of the Agreement triggers the commencement of the seven (7) day revocation period.

2.	In exchange for Employee’s execution of this Agreement and in full and complete settlement of any claims as specifically provided in this Agreement, the Employee will receive within ten (10) days following the Effective Date:

a)	a lump sum severance payment to Employee in the amount of $300,000, less lawful deductions and required withholdings. This payment shall not be considered compensation for purposes of Employer’s 401(k) plan;

b)	unused leave, if any, less lawful deductions and required withholdings;

c)	Employee’s medical and dental benefits will continue until the earlier of: i) November 30, 2007 or ii) until Employee has obtained alternate coverage. Employee will be required to continue to make his employee contributions towards his medical and dental benefits during this period. Thereafter, Employee shall be entitled to continue such coverage under COBRA at Employee’s own expense and being responsible for the entire applicable COBRA premium for the remainder of the applicable COBRA period. Employee agrees that if Employee should replace the health benefits provided hereunder, Employee shall notify Employer that the coverage has been replaced within ten days of obtaining such new coverage; and

d)	outplacement services as selected by the Employer at the Employer’s cost not to exceed $15,000 and twelve (12) months in duration.

e)	Employee, pursuant to the terms of those certain Stock Option Agreements dated August 1, 1998, January 22, 1999 and April 2, 1999, October 30, 2000 and February 13, 2003 shall have one (1) year from the Termination Date to exercise his stock options.

f)	Subparagraphs a), b), c), d) and e) above being, collectively, the “Severance Benefits”.

3.	Employee acknowledges and agrees that this Agreement is in compliance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act and that the releases set forth in this Agreement shall be applicable, without limitation, to any claims brought under these Acts.

The release given by Employee in this Agreement is given solely in exchange for the Severance Benefits and is in lieu of anything of value that Employee was entitled to receive prior to entering into this Agreement.

Employee has been advised to consult an attorney prior to entering into this Agreement and this provision of the Agreement satisfies the requirement of the Older Workers Benefit Protection Act that Employee be so advised in writing.

By entering into this Agreement, Employee does not waive any rights or claims that may arise after the date this Agreement is executed.

4.	This Agreement shall in no way be construed as an admission by the Employer that it has acted wrongfully with respect to Employee or any other person or that Employee has any rights whatsoever against the Employer. The Employer specifically disclaims any liability to or wrongful acts against Employee or any other person on the part of itself, its employees or its agents.

5.	As a material inducement to the Employer to enter into this Agreement, Employee hereby irrevocably releases the Employer and each of the owners, stockholders, predecessors, successors, directors, officers, employees, representatives, attorneys, affiliates (and agents, directors, officers, employees, representatives and attorneys of such affiliates) of the Employer and all persons acting by, through, under or in concert with them (collectively, the “Releasees”), from any and all charges, claims, liabilities, agreements, damages, causes of action, suits, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, or any tort, or any legal restrictions on the Employer’s right to terminate employees, or any federal, state or other governmental statute, regulation, or ordinance, including, without limitation: (1) Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991 (race, color, religion, sex, and national origin discrimination); (2) the Employee Retirement Income Security Act (“ERISA”); (3) 42 U.S.C. § 1981 (discrimination); (4) the Americans with Disabilities Act (disability discrimination); (5) the Equal Pay Act; (6) the Age Discrimination in Employment Act; (7) the Older Workers Benefit Protection Act; (8) Executive Order 11246 (race, color, religion, sex, and national origin discrimination); (9) Executive Order 11141 (age discrimination); (10) Section 503 of the Rehabilitation Act of 1973 (disability discrimination); (11) the Immigration Reform and Control Act; (12) the Occupational Safety and Health Act; (13) the Equal Pay Act; (14) the False Claims Act (including any qui tam provision thereof); (15) defamation; (16) whistleblowing; (17) breach of contract, express or implied; (18) negligence; (19) negligent hiring and/or negligent retention; (20) intentional or negligent infliction of emotional distress or outrage; (21) defamation; (22) interference with employment; (23) wrongful discharge; (24) invasion of privacy; or (25) violation of any other legal or contractual duty arising under the laws of the State of Georgia or the laws of the United States (“Claim” or “Claims”), which Employee now has, or claims to have, or which Employee at any time heretofore had, or claimed to have, or which Employee at any time hereinafter may have, or claim to have, against each or any of the Releasees, in each case as to acts or omissions by each or any of the Releasees occurring up to and including the Effective Date.

6.	The release in the preceding paragraph of this Agreement does not apply to (a) all benefits and awards (including without limitation cash and stock components) which pursuant to the terms of any compensation or benefit plans, programs, or agreements of the Employer are earned or become payable, but which have not yet been paid, and (b) pay for accrued but unused vacation that the Employer is legally obligated to pay Employee, if any, and only if the Employer is so obligated, (c) unreimbursed business expenses for which Employee is entitled to reimbursement under the Employer’s policies, and (d) any rights to indemnification that Employee has under any directors and officers or other insurance policy the Employer maintains or under the bylaws and articles of incorporation of the Company, and under any indemnification agreement, if any.

7.	Employee promises that he has not and will not make statements disparaging to any of the Releasees. Employee agrees not to make any statements about any of the Releasees to the press (including without limitation any newspaper, magazine, radio station, television station or internet media) without the prior written consent of the Employer. The obligations set forth in the two immediately preceding sentences will expire two years after the Effective Date. Employee will also cooperate with the Employer and its affiliates if the Employer requests Employee’s testimony or certain other assistance regarding matters he has knowledge of while employed. To the extent practicable and within the control of the Employer, the Employer will use reasonable efforts to schedule the timing of Employee’s participation in any such witness activities or assistance in a reasonable manner to take into account Employee’s then current employment, and will pay the reasonable documented out-of-pocket expenses that the Employer pre-approves and that Employee incurs for travel required by the Employer with respect to those activities.

8.	Except as set forth in this Section, Employee agrees not to disclose the existence or terms of this Agreement to anyone. However, Employee may disclose it to a member of his immediate family or legal or financial advisors if necessary and on the condition that the family member or advisor similarly does not disclose these terms to anyone. Employee understands that he will be responsible for any disclosure by a family member or advisor as if he had disclosed it himself. This restriction does not prohibit Employee’s disclosure of this Agreement or its terms to the extent necessary during a legal action to enforce this Agreement or to the extent Employee is legally compelled to make a disclosure. However, Employee will notify the Employer promptly upon becoming aware of that legal necessity and provide it with reasonable details of that legal necessity.

9.	Employee has not filed or caused to be filed any lawsuit, complaint or charge with respect to any Claim he releases in this Agreement. Employee promises never to file or pursue a lawsuit, complaint or charge based on any Claim released by this Agreement, except that Employee may participate in an investigation or proceeding conducted by an agency of the United States Government or of any state. Employee also has not assigned or transferred any claim he is releasing, nor has he purported to do so.

10.	The parties acknowledge that Employee agrees not to apply for employment in the future with Employer and the Employer shall be under no obligation to consider any such employment application that the Employee may tender in violation of this paragraph.

11.	Employee acknowledges and affirms that Employee has no knowledge of any actions or inactions by Employer or its affiliates (including but not limited to safety violations) that Employee believes could possibly constitute the basis for a claimed violation of any federal, state or local law, any common law, or any rule promulgated by an administrative body (including but not limited to the Federal Aviation Administration). Employee further affirms that he is not aware of any action or inaction by Employer that could possibly constitute the basis for a violation of any safety or other policies of the Employer or its affiliates.

12.	All Confidential Information and Trade Secrets and all physical embodiments thereof received or developed by the Employee while employed by the Employer are confidential to and are and will remain the sole and exclusive property of the Employer. The Employee will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Employee to lose its character or cease to qualify as Confidential Information or Trade Secrets.

The covenants restricting the use of Confidential Information will continue and be maintained by the Employee for a period of two years from the Effective Date. The covenants restricting the use of Trade Secrets will continue and be maintained by the Employee for so long as permitted by the governing law.

The Employee agrees that during the Applicable Period, he will not make any statement (written or oral) that could reasonably be perceived as disparaging to the Employer or any person or entity that he reasonably should know is an Affiliate of the Employer.

In the event that this Paragraph 12 is determined by a court which has jurisdiction to be unenforceable in part or in whole, the court shall be deemed to have the authority to strike any unenforceable provision, or any part thereof or to revise any provision to the minimum extent necessary to be enforceable to the maximum extent permitted by law.

The Employee agrees that the covenants, agreements, and representations contained in this Paragraph 12 are of the essence of this Agreement; that each of such covenants are reasonable and necessary to protect and preserve the interests and properties of the Employer; that irreparable loss and damage will be suffered by the Employer should the Employee breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in addition to other remedies available to it, the Employer shall be entitled to seek both temporary and permanent injunctions to prevent a breach or contemplated breach by the Employee of any of such covenants or agreements and shall be relieved of its obligation to make any and all payments to the Employee that otherwise are or may become due and payable to the Employee pursuant to Paragraph 2. The Employer and the Employee agree that all remedies available to the Employer shall be cumulative.

Whenever used in this Paragraph 13, the following terms and their variant forms shall have the meaning set forth below:

“Affiliate” means any person, firm, corporation, partnership, association or entity that, directly or indirectly or through one or more intermediaries, controls, is controlled by or is under common control with the Employer.

“Applicable Period” means the period commencing with the Effective Date and ending eighteen (18) months thereafter.

“Business of the Employer” means the business of providing long-range passenger and cargo charter and wet lease air transportation services as a supplemental operations carrier holding a certificate of public convenience and necessity issued by the U.S. Department of Transportation.

“Competing Business” means any person, firm, corporation, joint venture, or other business that is engaged in the Business of the Employer:

“Confidential Information” means data and information relating to the Business of the Employer or an Affiliate (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through [his] relationship to the Employer or an Affiliate and which has value to the Employer or an Affiliate and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer or an Affiliate (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means without breach of any obligations of confidentiality owed to the Employer or any of its Affiliates by the Employee.

“Trade Secrets” means information including, but not limited to, technical or nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

13.	Employer and Employee agree that the terms of this Agreement shall be final and binding and that this Agreement shall be interpreted, enforced and governed under the laws of the State of Georgia. The provisions of this Agreement can be severed, and if any part of this Agreement is found to be unenforceable, the remainder of this Agreement will continue to be valid and effective.

14.	This Agreement sets forth the entire agreement between the Employer and Employee and fully supersedes any and all prior agreements or understandings, written and/or oral, between the Employer and Employee pertaining to the subject matter of this Agreement. Employer and Employee agree that the Indemnification Clause (4(f)) of the Second Amended And Restated Employment Agreement from May 6, 2004 will survive and merge into this Agreement.

15.	Employee is solely responsible for the payment of any fees incurred as the result of an attorney reviewing this agreement on behalf of Employee. In any litigation concerning the validity or enforceability of this contract or in any litigation to enforce the provisions of this contract, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, including court costs and expert witness fees and costs.

Employee’s signature below indicates Employee’s understanding and agreement with all of the terms in this Agreement.

Employee should take this Agreement home and carefully consider all of its provisions before signing it. Employee may take up to twenty-one (21) days to decide whether Employee wants to accept and sign this Agreement. Also, if Employee signs this Agreement, Employee will then have an additional seven (7) days in which to revoke Employee’s acceptance of this Agreement after Employee has signed it. This Agreement will not be effective or enforceable, nor will any consideration be paid, until after the seven (7) day revocation period has expired. Again, Employee is free and encouraged to discuss the contents and advisability of signing this Agreement with an attorney of Employee’s choosing.

Employee should read carefully. This agreement includes a release of all known and unknown claims through the effective date. Employee is strongly advised to consult with an attorney before executing this document.

IN WITNESS WHEREOF, Employee and the Employer have executed this agreement effective as of the date first written above.

EMPLOYEE

Gilberto M. Duarte, Jr.

Signature

Date Signed

WORLD AIR HOLDINGS, INC.

By:
Title: